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                                                                   EXHIBIT 10.65

                           SUMMARY OF COMPENSATION FOR
                            THE BOARD OF TRUSTEES OF
                        RAMCO-GERSHENSON PROPERTIES TRUST

ANNUAL RETAINERS:

      Trustees: Each trustee receives an annual retainer of $15,000, plus 1,000 common shares of beneficial interest of the Trust, plus a grant of an option to purchase 2,000 common shares of beneficial interest under the Trust's 2003 Non-Employee Trustee Stock Option Plan.

      Audit Committee Chair: $10,000 (in addition to annual trustee retainer)*

      Audit Committee Member: $5,000 (in addition to annual trustee retainer)*

MEETING ATTENDANCE FEES:

      $1,500 per meeting attended ($500 for attendance by telephone)*

OTHER:

      The Trust also reimburses trustees for all travel and other out-of-pocket expenses incurred in connection with attending any meetings.

      Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board of Trustees or any committees thereof.

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* Payment is subject to attendance by the trustee at 75% or more of the Trust's
Board and applicable committee meetings during the calendar year in question.